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                                                                   Exhibit 10.16

                                     Annex I

                        Supplemental Terms and Conditions

     This Annex I forms a part of the Master Repurchase Agreement dated as of March 20, 2002 (the "Agreement") between LIQUID FUNDING, LTD. ("Buyer") and LNR CMBS HOLDINGS CORP. ("Seller"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1. Other Applicable Annexes. Please select any/all of the optional Annexes below to form a part of the Agreement. The Annexes which are initialed will apply hereunder.

                                                                        Initials
                                                                        --------

(a)  Annex III (International Transactions)                             ________
(b)  Annex IV (Party Acting as Agent)                                   ________
(c)  Annex V (Margin for Forward Transactions)                          ________
(d)  Annex VI (Buy/Sell Back Transactions)                              ________
(e)  Annex VII (Transactions Involving Registered Investment Companies) ________

2.   "Margin Notice Deadline" means 10:00 a.m. (New York time).

3. Margin calls may be made orally by telephone directly to one of the individuals set forth on Annex II (but in no event by voice mail), and shall be confirmed in writing within two (2) Business Days of such margin call, provided however, that the failure to provide such written confirmation shall not release any party from satisfying its margin maintenance obligations when due.

4.   Definitions. The following definition shall be added to Paragraph 2:

               (u) "Transaction", with respect to this Master Repurchase Agreement, means all transactions under this Master Repurchase Agreement and does not include transactions under any other master repurchase agreement or any other agreement.

5. Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4(a)(i) or 4(b) of the Agreement, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash or securities transferred by one party to the other pursuant to Paragraph 4(a)(i) or 4(b) of the Agreement and
     (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a)(i) or 4(b), as the case may be (including for purposes of the definition of "Additional Purchased Securities").

6.   The following 2 paragraphs shall be added to Paragraph 9 of the Agreement:

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     (c) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10 a.m. (New York time) on such Business Day, to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect in the exercise of its good faith business judgment, by the close of business on the Business Day notice is received, or by the close of the next Business Day if notice is given after 10 a.m. (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Securities and Buyer's transfer to Seller of such Purchased Securities, and after such substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

     (d) In the event Seller exercises its right to substitute or terminate under sub-paragraph (c), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions;
     (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith. Upon the request of Seller, Buyer shall provide a good faith estimate of such amounts which Buyer expects to incur upon Seller's substitution or termination under sub-paragraph (c); provided, however, that Buyer's actual costs or loss under this paragraph (d) shall not be limited to the amount provided to Seller in such estimate.

7.   Mandatory Early Repurchase Date

     (a) Notwithstanding any provision of the Master Repurchase Agreement, and subject to no condition precedent, the tenth Business Day following the date on which an "Enforcement Event" (as defined below) occurs shall automatically and irrevocably become the Repurchase Date in respect of all Transactions hereunder (the "Mandatory Early Repurchase Date"), whether or not the Enforcement Event is then continuing. In the event of the occurrence of an Enforcement Event, in lieu of the delivery of the Repurchase Price by Seller on the Mandatory Early Repurchase Date, Seller shall be obliged to pay to Buyer an amount equal to the Repurchase Price as of the Mandatory Early Repurchase Date minus the value (positive or negative) of any agreement entered into by Buyer for the purpose of hedging its interest rate exposure resulting from its entry into each Transaction hereunder (the "Hedge Value"). Buyer shall promptly (but, in any event, within three (3) Business Days) notify Seller of the occurrence of an Enforcement Event and of the resulting Mandatory Early Repurchase Date, which notice shall state that on the Mandatory Early Repurchase Date all Transactions will be terminated in their

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     entirety and the amount of the Repurchase Price and Hedge Value as of the
     Mandatory Early Repurchase Date.

     (b) "Enforcement Event" will have the meaning specified in the Offering Circular dated November 9, 2001 for Buyer's Global Medium Term Note Program. A copy of the relevant excerpt is attached hereto as Exhibit A.

     (c) "Security Trustee" means The Chase Manhattan Bank, or such other person as may then be acting as security trustee for certain of Buyer's creditors.

8.   Miscellaneous.

     (a) No Proceedings against Buyer. Seller hereby agrees (which agreement shall, pursuant to the terms of this Master Repurchase Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any Bermuda or United States federal or state bankruptcy or similar law, for two years and a day after the latest maturing commercial paper note, medium term note or other rated indebtedness issued by Buyer is paid. The provisions of this Paragraph 8(b) shall survive the termination of this Master Repurchase Agreement.

     (b) Acknowledgement of Security. Pursuant to that certain Collateral Trust and Security Agreement dated as of November 9, 2001 among Buyer, The Chase Manhattan Bank, as trustee (the "Security Trustee") and Bear Stearns Securities Corp., as securities intermediary, Buyer has granted to the Security Trustee a first priority security interest in all of Buyer's right, title and interest in and to this Master Repurchase Agreement and each Transaction hereunder. Seller acknowledges such security interest and understands that the Security Trustee has the right to enforce the rights of Buyer hereunder, including the right of Buyer to give notices to Seller, to declare a Termination Date on behalf of Buyer hereunder, to determine Market Value and to calculate the Repurchase Price and Hedge Value as of the Mandatory Early Repurchase Date, that the Security Trustee is an express third party beneficiary of this Master Repurchase Agreement and in no event will the Security Trustee incur any obligations or liabilities hereunder.

     (c) No Recourse. No recourse shall be had against any incorporator, shareholder, affiliate (except with respect to any affiliate of Seller which has Contiguous Affirmative Control over any Related Purchased Security and has delivered the right to exercise such Contiguous Affirmative Control to Buyer and, as to such affiliate, such exception shall only be applicable with respect to a breach of any agreement regarding the delivery of such Contiguous Affirmative Control), officer, director, employee or agent of Buyer or Seller with respect to any of the covenants, agreements, representations or warranties of the other party hereto contained in this Master Repurchase Agreement.

     (e) Pricing Information. Seller agrees to make available to Buyer any Bloomberg or Intex passwords in the possession of Seller which Buyer may reasonably require to enable Buyer to determine the Market Value of any Purchased Security (including the cashflows due thereon).

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LIQUID FUNDING, LTD.          LNR CMBS HOLDINGS CORP.

BY:_________________________  BY:_________________________

TITLE:______________________  TITLE:______________________

DATE:_______________________  DATE:_______________________

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                                    Exhibit A

                         Excerpt from Offering Circular
    (a complete copy of the Offering Circular will be provided upon request)

The occurrence of any of the following events shall constitute an "Enforcement Event":

(i) the occurrence of an "Event of Default" with respect to the Notes of any Series (subject to any applicable cure period);

(ii) a failure of the Issuer to make a payment with respect to Commercial Paper which shall not have been cured within one (1) Business Day;

(iii) the declaration of an "Early Termination Date" as a result of the occurrence of an "Event of Default" under any Hedging Transaction where the Issuer is the defaulting party;

(iv) the occurrence of an "Event of Default" under any Liquidity Facility (subject to any applicable cure period);

(v) any Note shall be rated below "A" or "A2" (as the case may be) by any Rating Agency which has been engaged by the Issuer to provide a rating on such Note;

(vi)   the occurrence of a Capital Adequacy Failure;

(vii)  the failure of the Interest Rate Neutrality Test to be satisfied for five
       (5) consecutive Business Days; or

(viii) the failure of the Liquidity Sufficiency Test to be satisfied for five
       (5) consecutive Business Days.